EXHIBIT 10.30

PAYCHEX, INC.
2002 STOCK INCENTIVE PLAN

(as amended and restated effective October 15, 2020)

RESTRICTED STOCK UNIT AWARD NOTICE

Participant:	[ ]
Type of Award:	Restricted Stock Units
Number of Restricted Stock Units:	[ ]
Date of Grant:	[ ]

This Award Notice serves to notify you that the Board of Directors (the “Board”) of Paychex, Inc. (the “Company”) hereby grants to you, under the Company’s 2002 Stock Incentive Plan, as amended and restated effective October 15, 2020 (the “Plan”), an award (the “Award”) of Restricted Stock Units (the “Units”), on the terms and conditions set forth in the attached Restricted Stock Unit Award Agreement and the Plan, covering the number of shares of the Company’s $.01 par value common stock (the “Common Stock”) equal to the Number of Restricted Stock Units set forth above.

PAYCHEX, INC.

2025 RSU - Board

PAYCHEX, INC.
2002 STOCK INCENTIVE PLAN

(as amended and restated effective October 15, 2020)

RESTRICTED STOCK UNIT AWARD AGREEMENT

1.
Grant of Restricted Stock Units. This Restricted Stock Unit Award Agreement (the “Award Agreement”) sets forth the terms and conditions of the award (the “Award”) of Restricted Stock Units (the “Units”) granted to you by the Board of Directors (the “Board”) of Paychex, Inc. (the “Company”) under the Company’s 2002 Stock Incentive Plan, as amended and restated effective October 15, 2020 (the “Plan”), as described on your Award Notice. The Award is subject to all of the provisions of the Plan, which is hereby incorporated by reference and made a part of this Award Agreement. The capitalized terms used in this Award Agreement, and not otherwise defined herein, are defined in the Plan.
2.
Restriction and Vesting.
(a)
Subject to the terms set forth in this Award Agreement and the Plan, unless earlier vested under or otherwise subject to Section 2(b) of this Award Agreement, provided you are still a member of the Board, the Number of Restricted Stock Units represented by the Award shall vest on the first anniversary of the Date of Grant as set forth on your Award Notice (the “Vesting Date”).
(b)
Except in the event of your death or Disability before the Vesting Date, the unvested Shares underlying the Award shall be forfeited and cancelled immediately; provided, however, the Board shall have discretion to accelerate vesting in whole or in part for events including but not limited to Retirement from Board service. If your Board tenure terminates due to death or Disability, your award shall immediately become 100% vested. The term “Retirement” means retirement from the Board at age fifty-five (55) or later with ten or more years of service with the Company.
3.
Nature of Units. The Units represent book-keeping entries only and constitute the Company’s unfunded and unsecured promise to issue Shares to you on a future date. As a holder of Units, you have no rights other than the rights of a general creditor of the Company.
4.
Issuance of Shares. If your service terminates due to death or Disability, or the Board otherwise vests your Award before the Vesting Date, the Company will issue a certificate or certificates representing the Shares underlying the Award that have vested as promptly as practicable following the date of your termination of service due to death or Disability or the date that the Board vests your Award, but no later than March 15th of the calendar year following the calendar year that includes such date. Otherwise, the Company shall, when the conditions to vesting specified in Section 2 of this Award Agreement are satisfied, issue a certificate or certificates representing the Shares underlying the Award that have vested as promptly as

2025 RSU - Board

practicable following the Vesting Date, but no later than March 15 of the calendar year following the calendar year that includes the Vesting Date.
5.
Rights as a Stockholder. Prior to the issuance of Shares to you pursuant to Section 4, you will not have any of the rights of a stockholder with respect to the Shares to be issued on vesting of the Units, including, but not limited to, the right to vote (in person or by proxy) such Shares at any meeting of stockholders of the Company.
6.
Dividend Equivalents. Prior to the vesting or forfeiture of the Award, there shall be accrued on the Units an amount equivalent to the regular cash dividends paid, if any, on the Shares underlying the Units. In the event of the vesting and payment of any Units, the dividend equivalents accrued on such Units, less any withholding that the Company determines is required to be withheld therefrom, shall be paid at the time that such Units are paid to you. In the event of the forfeiture or cancellation of any Units, the dividend equivalents accrued on the Units that are forfeited shall also be forfeited.
7.
Restrictions on Transfer of Units. Units, may not, except as otherwise provided in the Plan, be sold, assigned, transferred, pledged or encumbered in any way, whether by operation of law or otherwise, except by will or the laws of descent and distribution. The Shares may be issued during your lifetime only to you, or after your death to your designated beneficiary, or, in the absence of such beneficiary, to your duly qualified personal representative.
8.
Restrictions on Issuance of Shares. If at any time the Company determines that listing, registration or qualification of the Shares covered by the Award upon any securities exchange or under any state or federal law, or the approval of any governmental agency, is necessary or advisable as a condition to the Award or the issuance of certificate(s) for Shares hereunder, such Award or issuance may not be made in whole or in part unless and until such listing, registration, qualification or approval shall have been effected or obtained free of any conditions not acceptable to the Company.
9.
Restrictions on Transfer of Shares. You shall not be permitted to sell the Shares received under the Award during your period of tenure as a member of the Board, except as necessary to satisfy any tax obligations. The Company shall be authorized to add a legend regarding this restriction on transfer to any certificate representing the Shares.
10.
Limitation of Rights. Neither the Plan, the granting of the Award, the Award Notice nor this Award Agreement gives you any right to remain a member of the Board.
11.
Rights of Company and Affiliates. This Award Agreement does not affect the right of the Company or any Affiliate to take any corporate action whatsoever, including without limitation its right to recapitalize, reorganize or make other changes in its capital structure or business, merge or consolidate, issue bonds, notes, Shares or other securities, including preferred stock, or options therefor, dissolve or liquidate, or sell or transfer any part of its assets or business.
12.
Plan Controls. The Award is subject to all of the provisions of the Plan, which is hereby incorporated by reference, and is further subject to all the interpretations, amendments, rules and regulations that may from time to time be promulgated and adopted by the Company pursuant to the Plan. In the event of any conflict among the provisions of the Plan and this Award Agreement, the provisions of the Plan will be controlling and determinative.
13.
Amendment. Except as otherwise provided by the Plan, the Company may only alter, amend or terminate the Award with your consent.
14.
Governing Law. This Award Agreement shall be governed by and construed in accordance with the laws of the State of New York, except as superseded by applicable federal law, without giving effect to its conflicts of law provisions. All parties consent to exclusive personal jurisdiction in New York courts and agree that venue shall be New York State Supreme Court, Monroe County.
15.
Section 409A. The Award is intended to qualify for an exemption from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the treasury regulations promulgated and other official guidance issued thereunder, and the Plan and this Award Agreement shall be interpreted and administered consistent with such intention.

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